Exhibit 99.1

IRADIMED CORPORATION Announces Second Quarter 2021 Financial Results

•	Reports second quarter 2021 revenue of $9.8 million, GAAP diluted EPS of $0.12 and non-GAAP diluted EPS of $0.14
•	Issues Q3 and full year 2021 financial guidance

Winter Springs, Florida, July 30, 2021 – iRadimed Corporation (the “Company”) (NASDAQ: IRMD), a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system, and non-magnetic patient vital signs monitoring systems that are designed for use during MRI procedures, today announced financial results for the three and six months ended June 30, 2021.

“This quarter marks another record high in total bookings for our products, giving us confidence and optimism for the second half of 2021. Our second quarter financial results are a continuation of the growth trends we have seen over the last four quarters since the rise of COVID-19. I am very proud of our team and their resilience in overcoming the challenges of the past year. This is an exciting time in our history marked by growing demand for our unique products along with a new product cycle on the horizon, provides a strong platform for continued positive results,” said Roger Susi, President and Chief Executive Officer of the Company.

Three Months Ended June 30, 2021

For the second quarter ended June 30, 2021, the Company reported revenue of $9.8 million compared to $6.8 million for the second quarter 2020. Net income was $1.5 million, or $0.12 per diluted share, compared to a net loss of $(2.1) million, or $(0.17) per diluted share for the second quarter 2020. The increase in net income and diluted earnings per share is primarily the result of a $3.0 million increase in revenue for the second quarter 2021. Additionally, during the second quarter ended June 30, 2020, the Company recognized $2.8 million of general and administrative expense related to our former CEO.

Non-GAAP net income was $1.7 million for the quarter ended June 30, 2021, which excludes $0.3 million of stock compensation expense, net of tax expense. Non-GAAP net income for the quarter ended June 30, 2020 was $0.6 million, which excludes $0.3 million of on-going stock compensation expense, net of tax, and $2.4 million of expenses, net of tax, related to the separation of our former CEO. Non-GAAP earnings per diluted share was $0.14 for the second quarter 2021, compared to $0.05 for the second quarter 2020.

Six Months Ended June 30, 2021

For the six months ended June 30, 2021, the Company reported revenue of $19.0 million compared to $15.5 million for the same period in 2020. Net income was $2.9 million, or $0.23 per diluted share, compared to a net loss of $(0.3) million, or $(0.03) per diluted share for the same period in 2020. The increase in net income and diluted earnings per share is primarily the result of a $3.5 million increase in revenue for the six months ended June 30, 2021. Additionally, during the six months ended June 30, 2020, the Company recognized total general and administrative expense of $3.2 million related to our former CEO.

Non-GAAP net income was $3.4 million for the six months ended June 30, 2021, which excludes $0.5 million of stock compensation expense, net of tax expense. Non-GAAP net income for the six months ended June 30, 2020 was $2.8 million, which excludes $0.7 million of on-going stock compensation expense, net of tax, and $2.4 million of expenses, net of tax, related to the separation of our former CEO. Non-GAAP earnings per diluted share was $0.27 for the six months ended June 30, 2021, compared to $0.22 for the same period in 2020.

Revenue Information:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Devices:
MRI compatible IV infusion pump system	$2,456,767	$1,875,159	$5,960,114	$4,539,993
MRI Compatible Patient Vital Signs Monitoring Systems	3,377,719	1,927,473	5,981,549	4,546,988
Total Devices revenue	5,834,486	3,802,632	11,941,663	9,086,981
Disposables, services and other	3,490,969	2,535,548	6,126,435	5,467,449
Amortization of extended warranty agreements	484,968	456,512	966,321	917,803
Total revenue	$9,810,423	$6,794,692	$19,034,419	$15,472,233

For the second quarter 2021, domestic sales were 82.0 percent of total revenue, compared to 68.3 percent for the second quarter 2020. Gross profit margin was 74.7 percent for the second quarter 2021, compared to 72.6 percent for the second quarter 2020.

For the six months ended June 30, 2021, domestic sales were 80.5 percent of total revenue, compared to 70.9 percent for the same period in 2020. Gross profit margin was 75.6 percent for the six months ended June 30, 2021, compared to 73.6 percent for the same period in 2020.

Cash Flow and Balance Sheet:

For the six months ended June 30, 2021, cash from operations was $4.5 million, compared to $2.0 million for the same period in 2020.

For the second quarter ended June 30, 2021, free cash flow was $3.5 million, compared to $0.7 million for the second quarter 2020. For the six months ended June 30, 2021, free cash flow was $4.3 million, compared to $1.7 million for the same period in 2020.

As of June 30, 2021, the Company had combined cash and investments of $56.1 million.

Financial Guidance

For the third quarter 2021, the Company expects to report revenue of $10.3 million to $10.5 million, GAAP diluted earnings per share of $0.14 to $0.15, and non-GAAP diluted earnings per share of $0.16 to $0.17.

For the full year 2021, the Company expects to report revenue of $40.0 million to $40.4 million, GAAP diluted earnings per share of $0.53 to $0.55, and non-GAAP diluted earnings per share of $0.60 to $0.62.

The Company’s non-GAAP diluted earnings per share guidance excludes stock-based compensation expense, net of tax, which the Company expects to be approximately $0.3 million and $1.1 million for the third quarter and full year 2021, respectively.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with U.S. GAAP.

We calculate non-GAAP net income as net income excluding (1) stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period; (2) operating expenses, net of tax, that we believe are not indicative of the Company’s on-going core operating performance, and; (3) infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for purchases of property and equipment.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders via share repurchases.

All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our on-going core operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

iRadimed has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, July 30, 2021. Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 7590809.

The conference call will also be available real-time via the internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the completion of the call.

About iRadimed Corporation

iRadimed Corporation is a leader in the development of innovative magnetic resonance imaging (“MRI”) compatible medical devices. We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system that is specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive an EC Certificate or CE Mark for our existing products and product candidates, receive FDA 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; potential disruptions in our limited supply chain for our products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,159,661	$50,068,728
Investments	948,958	1,909,368
Accounts receivable, net	3,884,704	4,574,932
Inventory, net	4,468,115	3,933,987
Prepaid expenses and other current assets	1,230,033	771,666
Prepaid income taxes	2,945,799	2,477,211
Total current assets	68,637,270	63,735,892
Property and equipment, net	2,092,224	2,120,148
Intangible assets, net	1,010,073	960,885
Operating lease right-of-use asset	2,614,351	2,715,030
Deferred income taxes, net	992,996	1,272,672
Other assets	232,685	261,993
Total assets	$75,579,599	$71,066,620
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$667,882	$657,054
Accrued payroll and benefits	2,010,074	1,714,782
Other accrued taxes	122,452	103,981
Warranty reserve	108,528	90,054
Deferred revenue	2,973,334	1,949,259
Current portion of operating lease liability	268,488	255,698
Other current liabilities	146,435	146,435
Total current liabilities	6,297,193	4,917,263
Deferred revenue	2,034,429	2,305,413
Operating lease liability	2,345,863	2,459,332
Total liabilities	10,677,485	9,682,008
Stockholders’ equity:
Common stock	1,232	1,231
Additional paid-in capital	24,350,709	23,676,843
Retained earnings	40,525,994	37,669,451
Accumulated other comprehensive income	24,179	37,087
Total stockholders’ equity	64,902,114	61,384,612
Total liabilities and stockholders’ equity	$75,579,599	$71,066,620

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$9,810,423	$6,794,692	$19,034,419	$15,472,233
Cost of revenue	2,478,122	1,864,587	4,639,802	4,078,317
Gross profit	7,332,301	4,930,105	14,394,617	11,393,916
Operating expenses:
General and administrative	2,564,619	5,002,427	4,994,988	7,865,154
Sales and marketing	2,469,777	2,374,134	4,848,901	4,807,701
Research and development	453,679	482,654	929,496	912,936
Total operating expenses	5,488,075	7,859,215	10,773,385	13,585,791
Income (loss) from operations	1,844,226	(2,929,110)	3,621,232	(2,191,875)
Other income, net	13,195	17,852	7,532	116,354
Income (loss) before provision for income taxes	1,857,421	(2,911,258)	3,628,764	(2,075,521)
Provision for income tax expense (benefit)	387,727	(798,988)	772,221	(1,732,462)
Net income (loss)	$1,469,694	$(2,112,270)	$2,856,543	$(343,059)

Net income (loss) per share:
Basic	$0.12	$(0.17)	$0.23	$(0.03)
Diluted	$0.12	$(0.17)	$0.23	$(0.03)
Weighted average shares outstanding:
Basic	12,313,563	12,076,399	12,312,078	11,983,913
Diluted	12,554,828	12,076,399	12,539,483	11,983,913

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net income (loss)	$2,856,543	$(343,059)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in allowance for doubtful accounts	(879)	40,029
Change in provision for excess and obsolete inventory	52,978	35,376
Depreciation and amortization	680,091	668,823
Stock-based compensation	705,753	3,227,590
Deferred income taxes, net	290,183	(834,179)
Loss on maturities of investments	(13,005)	(8,861)
Changes in operating assets and liabilities:
Accounts receivable	691,107	2,747,675
Inventory	(493,488)	(1,360,074)
Prepaid expenses and other current assets	(1,473,503)	(674,047)
Other assets	30,425	(26,402)
Accounts payable	(79,060)	(319,583)
Accrued payroll and benefits	295,292	(472,705)
Other accrued taxes	18,471	(88,451)
Warranty reserve	18,474	6,611
Deferred revenue	1,402,978	255,298
Other current liabilities	—	31,141
Prepaid income taxes	(468,588)	(897,951)
Net cash provided by operating activities	4,513,772	1,987,231
Investing activities:
Proceeds from maturities of investments	950,000	480,000
Purchases of property and equipment	(240,543)	(300,558)
Capitalized intangible assets	(100,410)	(122,534)
Net cash provided by investing activities	609,047	56,908
Financing activities:
Proceeds from exercises of stock options	22,695	790,989
Taxes paid related to net share settlement of equity awards	(54,581)	(859,257)
Net cash used in financing activities	(31,886)	(68,268)
Net increase in cash and cash equivalents	5,090,933	1,975,871
Cash and cash equivalents, beginning of period	50,068,728	43,481,781
Cash and cash equivalents, end of period	$55,159,661	$45,457,652

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$1,469,694	$(2,112,270)	$2,856,543	$(343,059)
Excluding:
Stock-based compensation expense, net of tax expense	270,571	322,031	533,380	749,831
Separation expenses, net of tax[1]	—	2,353,964	—	2,353,964
Non-GAAP net income	$1,740,265	$563,725	$3,389,923	$2,760,736
Weighted-average shares outstanding – diluted	12,554,828	12,388,190	12,539,483	12,375,844
Non-GAAP net income per share – diluted	$0.14	$0.05	$0.27	$0.22

[1]	Separation expenses recognized pursuant to a separation agreement as described in Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on June 16, 2020.

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$3,570,691	$790,596	$4,513,772	$1,987,231
Less:
Purchases of property and equipment	108,225	133,965	240,543	300,558
Free cash flow	$3,462,466	$656,631	$4,273,229	$1,686,673

Media Contact:

Chris Scott

Chief Financial Officer

iRadimed Corporation

(407) 677-8022

InvestorRelations@iradimed.com